UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

Kingfish Holding Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 62nd Street Circle East, Bradenton, Florida	34208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 487-3653

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Kingfish Holding Corporation, a Delaware corporation (the “Company”), and Renovo Resource Solutions, Inc., a Florida corporation (“Renovo”), have entered into an amendment (the “Amendment”) dated March 31, 2023 to the Agreement and Plan of Merger, dated October 28, 2022 by and between the parties (the “Merger Agreement”) whereby, among other things, Renovo will be merged with and into the Company (the “Merger”) in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”) and the separate corporate existence of Renovo shall thereupon cease.

Pursuant to the Amendment, the parties have agreed to revise the Merger Agreement to, among other things, (a) extend the outside termination date for the closing of the Merger Agreement from March 31, 2023 to May 31, 2023 (“Outside Termination Date”), (b) change the exchange ratio so as to reduce the number of shares of the Company’s common stock, par value $0.0001 per share (“Company Stock”), to be exchanged for each issued and outstanding share of Renovo common stock, no par value per share (“Renovo Shares”), at the effective time of the Merger (“Effective Time”) from 7,200 shares to 6,000 shares of the Company Stock for each Renovo Share, after giving effect to the Reverse Stock Split, as defined in the Merger Agreement (“New Exchange Ratio”), and (c) to change those persons currently serving on the Renovo board of directors who will be appointed to serve as directors on the Company’s Board of Directors, effective immediately after the Effective Time, to Randall A. Moritz, Keri A. Moritz, Brian Kendzior, Lori M. Toomey, and Kristen N. Toomey.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is hereby incorporated by reference.

The parties agreed to enter into the Amendment because the audit of the Renovo financial statements required and the related disclosures to be included in the Company’s Form 8-K filing following the closing of the Merger had not yet been completed and were unlikely to be completed prior to the original Outside Termination Date of March 31, 2023. The delay in the completion of the audit and the preparation of the other required disclosures for the post-Merger Form 8-K by Renovo was unanticipated and, as a result thereof, the parties agreed that the Outside Termination Date should be extended to May 31, 2023.

Further, as a result of this delay, Renovo also did not consummate its acquisition of 6, LLC prior to the February 23, 2023 maturity date of 6 LLC’s loan with Hancock Whitney Bank (“Bank Loan”) and, as a result, the Bank Loan was not assumed by the Company prior to such maturity date. As a consequence of the Renovo’s failure to assume the Bank Loan or 6, LLC’s pay off the Bank Loan prior to the such maturity date, 6 LLC and Renovo were in default of the Bank Loan and were required to negotiate a revised loan agreement with Hancock Whitney Bank, resulting in the payment of a $6,000 fee for a loan extension and an increase in the interest rate thereon from 4% to 6.5%. Accordingly, the revised terms of the Bank Loan and the costs of the extension adversely affected the economic impact of the Merger anticipated by the parties and, as compensation to the Company for this adverse impact, the parties have agreed that the Exchange Ratio should be reduced.

Separately, the parties also agreed to change the persons who will be appointed to the Company’s Board of Directors effective immediately after the Effective Time to include the persons referenced above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated March 31, 2023 by and between Kingfish Holding Corporation and Renovo Resource Solutions, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

Date: March 31, 2023	By:	/s/ Ted Sparling
Ted Sparling
President and Chief Executive Officer

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